UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)      December 19, 2014

ROCKY BRANDS, INC.

(Exact name of registrant as specifıed in its charter)

Ohio	001-34382	31-1364046
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identifıcation No.)

39 East Canal Street, Nelsonville, Ohio	45764
(Address of principal executive offıces)	(Zip Code)

Registrant’s telephone number, including area code (740) 753-1951

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K fıling is intended to simultaneously satisfy the fıling obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On December 19, 2014, Rocky Brands, Inc. (the “Company”) entered into an Amended and Restated Revolving Credit, Term Loan, Guaranty, and Security Agreement (the “Credit Agreement”) among the Company and certain of its subsidiaries (together with the Company, the “Borrowers”), the lenders party thereto, and PNC Bank, National Association as administrative agent for the lenders (the “Agent”) for certain extensions of credit (the “Credit Facility”).

The Credit Agreement amends, restates and replaces the Revolving Credit, Guaranty, and Security Agreement dated October 20, 2010, as most recently amended on December 13, 2013, among the Company, certain of its subsidiaries, the lenders party thereto, and PNC Bank, National Association as administrative agent for the lenders.

The Credit Facility is comprised of (i) a revolving credit facility up to a principal amount of $75 million, which may be increased to up to $95 million at the Borrowers’ option subject to customary conditions, and also provides for the issuance of letters of credit up to $7.5 million; and (ii) a $5,000,000 term loan facility. The Credit Facility is secured by a first priority perfected security interest in all presently owned and hereafter acquired personal property of the Borrowers, subject to specified exceptions.

The Credit Facility matures on November 30, 2019, and requires compliance with conditions precedent that must be satisfied prior to any borrowing as well as ongoing compliance with certain representations and warranties, affirmative and negative covenants, in many cases subject to a material adverse effect. The Credit Agreement also contains various information and reporting requirements, and provides for various customary fees to be paid by the Company.

The foregoing is intended only to be a summary of the Credit Facility and Credit Agreement and is qualified in its entirety by the Credit Agreement, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

10.1	Amended and Restated Revolving Credit, Term Loan, Guaranty, and Security Agreement dated as of December 19, 2014 among Rocky Brands, Inc., Lehigh Outfitters, LLC, Lifestyle Footwear, Inc., Rocky Brands Wholesale LLC, Rocky Brands International, LLC, Rocky Brands Canada, Inc., Creative Recreation, LLC, Creative Recreation Retail, LLC, Creative Recreation International, LLC, the lenders party thereto, and PNC Bank, National Association, as agent for lenders.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Rocky Brands, Inc.

Date: December 23, 2014	By:	/s/ James E. McDonald
James E. McDonald, Executive Vice President and Chief Financial Officer

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EXHIBIT INDEX

Exhibit No.	Description

10.1	Amended and Restated Revolving Credit, Term Loan, Guaranty, and Security Agreement dated as of December 19, 2014 among Rocky Brands, Inc., Lehigh Outfitters, LLC, Lifestyle Footwear, Inc., Rocky Brands Wholesale LLC, Rocky Brands International, LLC, Rocky Brands Canada, Inc., Creative Recreation, LLC, Creative Recreation Retail, LLC, Creative Recreation International, LLC, the lenders party thereto, and PNC Bank, National Association, as agent for lenders.

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